PY-III-A-1

CSFB04-AR04_PRELIM - Price/Yield - III-A-1										7s

Balance	[Contact Desk]	Delay	24	Formula	if curmonth le 83 then (#netrate3-0.00) else (#netrate3-		WAC(3)	5	WAM(3)	359
Coupon*	4.831	Dated	4/1/04	NET(3)	4.831		WALA(3)	1
Settle	4/30/04	First Payment	5/25/04

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 83, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.9918]%
RUN TO EARLIEST OF BALLOON IN MONTH 83 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15CPR-Call(Y)	20CPR-Call(Y)	22CPR-Call(Y)	25CPR-Call(Y)	27CPR-Call(Y)	30CPR-Call(Y)	35CPR-Call(Y)	40CPR-Call(Y)	45CPR-Call(Y)	50CPR-Call(Y)

101-27+	4.2448	4.1422	4.0972	4.0246	3.9728	3.8741	3.6897	3.4927	3.2757	3.0435
101-28	4.2403	4.1371	4.0917	4.0186	3.9665	3.8670	3.6814	3.4829	3.2645	3.0307
101-28+	4.2359	4.1319	4.0862	4.0127	3.9601	3.8600	3.6730	3.4732	3.2533	3.0178
101-29	4.2315	4.1267	4.0808	4.0067	3.9538	3.8529	3.6647	3.4635	3.2420	3.0049
101-29+	4.2270	4.1216	4.0753	4.0007	3.9474	3.8458	3.6563	3.4538	3.2308	2.9921
101-30	4.2226	4.1164	4.0698	3.9947	3.9411	3.8388	3.6480	3.4440	3.2196	2.9792
101-30+	4.2181	4.1112	4.0643	3.9887	3.9347	3.8317	3.6397	3.4343	3.2083	2.9664
101-31	4.2137	4.1061	4.0589	3.9827	3.9284	3.8247	3.6313	3.4246	3.1971	2.9536
101-31+	4.2093	4.1009	4.0534	3.9768	3.9221	3.8176	3.6230	3.4149	3.1859	2.9407
102-00	4.2048	4.0958	4.0479	3.9708	3.9157	3.8106	3.6146	3.4052	3.1747	2.9279
102-00+	4.2004	4.0906	4.0424	3.9648	3.9094	3.8035	3.6063	3.3955	3.1635	2.9151
102-01	4.1960	4.0855	4.0370	3.9588	3.9030	3.7965	3.5980	3.3858	3.1522	2.9022
102-01+	4.1915	4.0803	4.0315	3.9529	3.8967	3.7894	3.5897	3.3761	3.1410	2.8894
102-02	4.1871	4.0752	4.0260	3.9469	3.8904	3.7824	3.5813	3.3664	3.1298	2.8766
102-02+	4.1827	4.0700	4.0206	3.9409	3.8840	3.7754	3.5730	3.3567	3.1186	2.8638
102-03	4.1782	4.0649	4.0151	3.9349	3.8777	3.7683	3.5647	3.3470	3.1074	2.8510
102-03+	4.1738	4.0597	4.0097	3.9290	3.8714	3.7613	3.5564	3.3373	3.0962	2.8382

Spread @ Center Price**	135.80	151.20	155.70	162.10	166.00	171.30	173.00	169.40	160.40	146.90
WAL	3.950000	3.350000	3.140000	2.850000	2.670000	2.380000	1.980000	1.680000	1.440000	1.250000
Principal Window	May04-Mar11	May04-Mar11	May04-Mar11	May04-Mar11	May04-Mar11	May04-Jul10	May04-Jul09	May04-Oct08	May04-Feb08	May04-Aug07
Principal # Months	83	83	83	83	83	75	63	54	46	40

LIBOR-6MO	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160
LIBOR-1YR	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330
CMT-1YR	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213

** Spread to SWAP Curve:

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.110	1.160	1.330	1.618	1.905	2.434	2.875	3.235

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.							PRELIMINARY - SUBJECT TO CHANGE